UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 27, 2024

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

1-15583
(Commission File Number)

Georgia		58-2508794
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

2750 Premiere Pkwy., Suite 100, Duluth, Georgia 30097	30097
(Address of principal executive offices)	(Zip Code)

(678) 775-6900
(Registrant's Telephone Number Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	DLA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01             Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K (“Report”) regarding the Asset Purchase Agreement (as defined below) is incorporated herein by reference.

Item 1.03              Bankruptcy or Receivership.

Chapter 11 Filing

On June 30, 2024 (the “Petition Date”), Delta Apparel, Inc. (the “Company”) and its domestic direct and indirect subsidiaries (collectively with the Company, the “Debtors”), including Salt Life Beverage, LLC and Salt Life, LLC (“Salt Life”), filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors have requested that the Bankruptcy Court administer the Chapter 11 Cases jointly under the caption, In re: Salt Life Beverage, LLC, et al, Case No. 24-11468 (LSS).

The Debtors will continue to operate their businesses as a debtor-in-possession and pursue a structured sale of their assets pursuant to one or more competitive bidding processes or other strategic arrangements involving such assets. The Debtors are seeking approval of “first day” motions containing customary relief intended to enable the Debtors to continue their ordinary course operations during the Chapter 11 Cases. In addition, the Debtors expect to file with the Bankruptcy Court a motion seeking approval of a senior secured super-priority debtor-in-possession post-petition financing arrangement (the “DIP Financing”) with Wells Fargo Bank (“Wells Fargo”) and the other lenders party to the Pre-Petition Credit Agreement (as defined below) (collectively with Wells Fargo, the “DIP Lenders”), the Company’s existing senior secured lenders, to help fund operations during the pendency of the Chapter 11 Cases, the terms of which will be disclosed if the DIP Financing is approved by the Bankruptcy Court and entered into between the Debtors, Wells Fargo and the DIP Lenders.

Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at https://dm.epiq11.com/Delta-SaltLife, a website administered by Epiq Corporate Restructuring, LLC, a third party bankruptcy claims and noticing agent. The information on this website is not incorporated by reference into, and does not constitute part of, this Report.

Asset Purchase Agreement

On June 28, 2024, prior to the filing of the Chapter 11 Cases, the Company and Salt Life (together, the “Sellers”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with FCM Saltwater Holdings, Inc., a Delaware corporation (“Buyer”), pursuant to which, subject to the terms and conditions set forth in the Asset Purchase Agreement, Buyer agreed to acquire certain assets related to the Sellers’ business of marketing, sourcing, licensing, and selling of Salt Life® branded products (collectively, the “Salt Life Assets”) and assume certain specified liabilities of the Sellers (collectively, the “Liabilities” and such acquisition of the Salt Life Assets and assumption of the Liabilities together, the “Salt Life Transaction”), for a total purchase price of approximately $28.03 million in cash (the “Purchase Price”). The Purchase Price is subject to adjustment after closing of the Salt Life Transaction based on final net accounts receivable and certain inventory calculations. Following entry into the Asset Purchase Agreement, 10% of the Purchase Price was paid by Buyer into an escrow account (the “Deposit”).

Upon Bankruptcy Court approval, Buyer is expected to be designated as the “stalking horse” bidder in connection with a sale of the Salt Life Assets under section 363 of the Bankruptcy Code. The Salt Life Transaction will be conducted through a Bankruptcy Court-supervised process pursuant to Bankruptcy Court-approved bidding procedures and is subject to the receipt of higher or better offers from competing bidders at an auction, approval of the sale by the Bankruptcy Court, and the satisfaction of certain conditions. Subject to Bankruptcy Court approval, in the event that Buyer is not the successful bidder at the auction, Buyer may be entitled to a break-up fee equal to approximately 3% of the Purchase Price plus reimbursement of expenses up to 1.5% of the Purchase Price.

The Asset Purchase Agreement contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy, and the completion of the Salt Life Transaction is subject to a number of customary conditions, which, among others, include the entry of an order of the Bankruptcy Court authorizing and approving the Salt Life Transaction, the performance by each party of its obligations under the Asset Purchase Agreement and the accuracy of each party’s representations, subject to certain materiality qualifiers.

The Asset Purchase Agreement may be terminated, subject to certain exceptions: (i) by the mutual written consent of the parties or (ii) by either party, (a) if any court or other competent governmental entity issues a final, non-appealable order restraining, enjoining, or otherwise prohibiting the Salt Life Transaction; (b) if the closing has not occurred on or prior to September 13, 2024 (the “Outside Date”); (c) if the Chapter 11 Cases are dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or if a trustee or examiner with expanded powers to operate or manage the financial affairs or reorganization of the Sellers is appointed in the Chapter 11 Cases; or (d) for certain material breaches by the other party of its representations and warranties or covenants that remain uncured following a specified cure period, in each case only if the party seeking to terminate is not then in material breach of the Asset Purchase Agreement. Upon termination of the Asset Purchase Agreement, the Deposit will be returned to Buyer, except in the event of certain specified termination triggers, including due to the Buyer’s material breach of the Asset Purchase Agreement such that the closing conditions specified therein could not be satisfied by the Outside Date.

The foregoing summary of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants set forth in the Asset Purchase Agreement have been made only for purposes of the Asset Purchase Agreement and solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts. In addition, information regarding the subject matter of the representations and warranties made in the Asset Purchase Agreement may change after the date of the Asset Purchase Agreement and do not purport to be accurate as of the date of this Report. Accordingly, investors should not rely upon the representations and warranties in the Asset Purchase Agreement as statements of factual information.

Item 2.04           Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default that accelerated the Company’s obligations under the Fifth Amended and Restated Credit Agreement, dated as of May 10, 2016, by and among the Debtors and the DIP Lenders (the “Pre-Petition Credit Agreement”). The Pre-Petition Credit Agreement provides that as a result of the Chapter 11 Cases, all outstanding amounts thereunder shall be immediately due and payable. Any efforts to enforce payment obligations under the Pre-Petition Credit Agreement are automatically stayed as a result of the filing of the Chapter 11 Cases and the holders’ rights of enforcement in respect of the Pre-Petition Credit Agreement are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

On June 27, 2024, Nancy P. Bubanich notified the Company of her decision to resign from her position as Vice President, Chief Accounting Officer, and Treasurer.  Ms. Bubanich’s resignation will be effective as of July 26, 2024, and she will continue serving in her current position and capacity through such date.

Resignation of Directors

On June 28, 2024, Glenda E. Hood submitted her resignation from service on the Company’s Board of Directors (“Board”) and all subcommittees of the Board, effective as of June 30, 2024.

On June 29, 2024, Sonya E. Medina resigned from service on the Board and all subcommittees of the Board effective immediately.

Item 7.01           Regulation FD Disclosure.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in the Company’s common stock and other securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of shares of the Company’s common stock will experience a complete or significant loss on their investment, depending on the outcome of the Chapter 11 Cases. Additionally, as a result of the Chapter 11 Cases, the Company expects that its common stock will be delisted from trading on the NYSE American.

Cautionary Note Regarding Forward-Looking Statements
This Report includes statements that may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Company’s Chapter 11 Cases and expectations regarding the Asset Purchase Agreement including, but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in its Chapter 11 Cases, the Company’s plans to sell its assets, including the sale of the Salt Life Assets under the Asset Purchase Agreement; the ability to consummate the Salt Life Transaction on a timely basis; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with any third-party motions in the Chapter 11 Cases; and the trading price and volatility of the Company’s common stock as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this Report, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the SEC, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
2.1*	Asset Purchase Agreement, dated as of June 28, 2024, by and between Buyer, Delta Apparel, Inc., and Salt Life, LLC
104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	July 1, 2024	/s/ J. Tim Pruban
J. Tim Pruban
Chief Restructuring Officer